UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transaction Bonus Agreements

On March 31, 2011, Morton’s Restaurant Group, Inc. (the “Company”) entered into certain agreements providing for the payment of cash bonuses to specified key executives (the “Transaction Bonus Agreement”). The purpose of the Transaction Bonus Agreement is to ensure the continued efforts of those certain executive employees of the Company (each an “Executive”) who are critical to the successful performance of the ongoing operations of the Company and its subsidiaries and whose retention would be necessary, should the Board of Directors (the “Board”) authorize, in connection with the previously announced exploration of strategic alternatives, the Company to enter into one or more transactions that would result in a Change of Control (as defined in the Transaction Bonus Agreement) transaction (a “Transaction”), to ensure a successful negotiation and execution of a definitive transaction agreement (a “Transaction Agreement”) and a smooth transition in connection with the consummation of the transactions contemplated therein.

Under the Transaction Bonus Agreement, the following cash bonus payments (each a “Transaction Bonus”) will be paid to each of the named executive officers of the Company below:

Name of Executive	Position	Bonus Amount
Christopher J. Artinian	Chief Executive Officer and President	$400,000

Ronald M. DiNella	Senior Vice President, Chief Financial Officer and Treasurer	$250,000

Scott D. Levin	Senior Vice President, General Counsel and Secretary	$250,000

In order to be eligible to receive the cash transaction bonus specified in the Transaction Bonus Agreement, each Executive must (i) actively support and work towards the execution of a Transaction Agreement and the completion of all of the requirements necessary to consummate a Transaction, as reasonably determined by the Compensation Committee of the Board, prior to the consummation of a Transaction (the “Closing”) and (ii) continue to be employed in good standing by the Company from the date on which the Transaction Bonus Agreement was entered into (the “Effective Date”) through the Closing. In addition, the Closing of a Transaction must occur on or prior to the first anniversary of the Effective Date (the “Outside Closing Date”). If all of the foregoing conditions are met, the Transaction Bonus shall be paid in cash to the Executive concurrently with the Closing (the “Payment Date”).

If an Executive’s employment is terminated by the Company prior to a Change of Control in connection with or in anticipation of such Change of Control at the request of the buyer in the Transaction, the Executive shall be entitled to the Transaction Bonus, subject to the Executive’s execution of a general release in favor of the Company that is reasonably acceptable to the Company within 30 days following such termination; provided that the Closing of the Transaction occurs on or prior to the Outside Closing Date.

The Transaction Bonus Agreement also provides that, in the event that any payments or benefits provided to an Executive constitute “parachute payments” under Section 280G of the Internal Revenue Code, that Executive shall receive the greater of, on an after-tax basis, either (i) the full amount of such payments or benefits or (ii) the maximum amount that may be provided to the Executive without resulting in such payments or benefits being subject to an excise tax.

A copy of the form of the Transaction Bonus Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the individual and collective terms of the Transaction Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

Change of Control Termination Protection Agreement

On March 31, 2011, the Company also entered into a change of control termination protection agreement with Scott D. Levin, its Senior Vice President, General Counsel and Secretary (the “Change of Control Agreement”). The summary description that follows is qualified in its entirety by reference to a complete copy of the Change of Control Agreement attached hereto as Exhibit 10.2.

The Change of Control Agreement is for a term commencing on March 31, 2011 and ending at midnight on December 31, 2012 (the “Term”); provided, that the Change of Control Agreement automatically renews for successive one-year periods beginning on January 1, 2013 (together with each anniversary thereof, an “Extension Date”), unless the Company or Mr. Levin provide written notice of intent not to renew.

If Mr. Levin’s employment is terminated (i) without Cause (as defined in the Change of Control Agreement) by the Company or any of its Subsidiaries (as defined in the Change of Control Agreement) (x) at any time within two years following a Change of Control (as defined in the Change of Control Agreement) or (y) prior to a Change of Control in connection with or in anticipation of such Change of Control at the request of, or upon the initiative of, the buyer in a transaction and an anticipated Change of Control actually occurs during the Term (or any extensions thereof) or (ii) for Good Reason (as defined in the Change of Control Agreement) by Mr. Levin at any time within two years following a Change of Control, Mr. Levin shall receive certain benefits from the Company, subject to his execution of a general release in favor of the Company within 30 days following the date of termination (the “Termination Date”).

If such termination occurs, Mr. Levin shall be entitled to two times the sum of (i) the greater of Mr. Levin’s base salary in effect (x) immediately prior to the date of the Change of Control or (y) immediately prior to the event set forth in the notice of termination, plus (ii) the amount of his bonus from the previously completed fiscal year, payable over 24 months in equal installments. Mr. Levin shall also be entitled to certain other fringe benefits.

Pursuant to the Change of Control Agreement, Mr. Levin is subject to confidentiality, cooperation and non-disparagement provisions as well as a non-solicitation or hire during his employment and for a period of 24 months thereafter. The Change of Control Agreement provides that, in the event that any payments or benefits provided to Mr. Levin constitute “parachute payments” under Section 280G of the Internal Revenue Code, Mr. Levin shall receive the greater of, on an after-tax basis, either (i) the full amount of such payments or benefits or (ii) the maximum amount that may be provided to Mr. Levin without resulting in such payments or benefits being subject to an excise tax.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of the Transaction Bonus Agreement

10.2	Change of Control Termination Protection Agreement, dated as of March 31, 2011, between Morton’s Restaurant Group, Inc. and Scott D. Levin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: April 1, 2011	/S/ RONALD M. DINELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer